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                                                                    Exhibit 10.7

                               AGREEMENT TO LEASE

This Agreement to Lease ("Agreement") is made and entered into on this the 25 day of August 2005 at Chennai.


                                 BY AND BETWEEN

M/s. Ramaniyam Real Estate Private Ltd., a company incorporated under the provisions of the Companies Act of 1956, having its registered office at "Sruthi", Old No. 11, New No. 21, 2nd Main Road, Gandhi Nagar, Adyar, Chennai -- 600 020, represented herein by its Managing Director Mr. V. Jaggannathan, Son of Mr. R.R. Venkatramani, aged about 48 years, hereinafter referred to as the "Lessor"(which term unless repugnant to the context or subject thereof shall deem to include its affiliates, subsidiaries, successors in interest and permitted assigns) on the ONE PART

                                       AND

M/s. AthenaNet India Private Limited (Chennai), a company incorporated under the provisions of the Companies Act, 1956, having its office at Suite 503, Sigma Wing Raheja Towers # 177, Anna Salai, Chennai- 600 002, represented by its Director, Mr. Michael L. Williams, hereinafter referred to as the "Lessee" (which term unless repugnant to the context or subject thereof shall deem to include its affiliates, subsidiaries, successors in interest and, permitted assigns) of the OTHER PART.

The "Lessor" and the "Lessee" are individually referred to as the "Party" and jointly as "Parties".

     WHEREAS:

A. The Lessor is the sole and absolute owner of property described in Schedule A hereunder being office space of a built up area of 11,146 square feet in the Fifth floor of the building known as "DOWLATH TOWERS" situated at Nos. 57,59,61 & 63 (Old Nos 23, 24, 25 & 26), Taylors Road, Kilpauk, Chennai-600 010;

B. The office space described in Schedule A and car park areas described in the Agreement hereunder together with fixtures, fittings and amenities described in the attached Annexure hereunder are collectively referred to as the "Demised Premises";

C. The Lessee is desirous of taking on lease the Demised Premises on a long term basis, along with the furnishings, interiors, furniture and fittings to be erected in the said premises, as per the plan and specifications enclosed and the Lessor has agreed for the same subject to the terms and conditions detailed in this Agreement.


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D.   The Parties desire to enter into this Agreement to confirm and record the terms and conditions according to which the Lessor shall grant the Demised Premises on lease to the Lessee, and other understandings arrived at in connection therewith.

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS HEREIN SET FORTH AND FOR GOOD AND VALUABLE CONSIDERATION, THE PARTIES MUTUALLY AGREE AS
FOLLOWS: -

1.   AGREEMENT TO LEASE

In consideration of the Rent hereinafter reserved and agreed to be paid by the Lessee to the Lessor as set out in this Agreement and the Lessee agreeing to comply with the covenants and conditions mentioned herein, the Lessor hereby agrees and undertakes to grant BY WAY OF LEASE to the Lessee, the Demised Premises.

2.   DURATION

The duration of the lease in respect of the Demised Premises shall be for a period of 9 (nine) years commencing from the Effective Date of Lease (3rd November 2005) as defined herein below ("Initial Lease Term").

3.   LOCK-IN-PERIOD

Upon commencement of the Initial Lease Term as aforesaid, the Lessee shall not be entitled to terminate the lease granted in the terms of this Agreement before expiry of Three (3) years from the Effective Date for any reason whatsoever (this period of Three (3) years hereinafter being called "Lock-in Period") except as provided for in Clause 16.

Provided that the Parties shall be entitled to terminate the lease during the Lock-in Period for any material breach of the terms and conditions of the lease (as contained in this Agreement/ in the Lease Deed that may be executed pursuant to this Agreement) committed by the other Party, which is not cured by such Party upon receipt of thirty (30) days notice period.

A breach committed by the Lessor shall be deemed to be material if it is of such a nature as to affect the peaceful, effective and unhindered use and enjoyment of the Demised Premises by the Lessee for the purposes for which it has been leased to the Lessee.

If the breach is by the Lessor, the Lessee is entitled to refund of the Security Deposit and if the breach is by the Lessee the Lessor shall refund the Security Deposit after deducting such arrears of rent, if applicable, subject to Clause 16.9.


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4.   RENEWAL

Upon the expiry of the Initial Lease Term, the Lessee may at its option renew the lease for two (2) further terms of three (3) years each on terms and conditions similar to those contained herein, subject to escalation of the Rent or the Demised Premises. The Lessee shall effect such renewal only after issuing written notice to the Lessor at least three (3) months prior to the date of expiry of the Initial Lease Term or any renewed term thereof. Every such renewal of lease notified by the Lessee to the Lessor as aforesaid shall be effected by execution of a fresh Lease Deed by the Parties.

In the event the Parties fail to agree upon the terms and conditions of renewal, the Lessee shall vacate and deliver peaceful and vacant possession of the Demised Premises to the Lessor upon expiry of the Initial Lease Term and the Lessor shall refund the Security Deposit to the Lessee subject to deduction of any amount due from the Lessee.

5.   FURNISHING OF THE PREMISES

The Lessor shall furnish the Demised Premises as per the design and requirements agreed by both the Lessor and the Lessee, which is enclosed herewith as an ANNEXURE. The cost of such interiors shall be restricted to a maximum of Rs.900/- (Rupees Nine Hundred Only) per square feet (11, 146 square feet). Architect fee for doing interiors will be fixed at the rate of 3% (Three per cent) of the total interior cost, which will be shared equally between the Lessor and the Lessee.

The Lessor agrees to complete the work as per the plan and specifications detailed in the Annexure and will hand over the fully furnished premises on or before 3rd November 2005.

The Lessor shall allow the Lessee to periodically inspect the furnishing of the interiors to check for any deviation from the mutually approved layout and plan. The Lessor shall have the building treated with anti termite treatment and shill be responsible for repairing any damages effected due to termites in a timely manner.

6.   RENT

The Lessee shall pay every month rent ("Rent") to the Lessor from the Effective Date till determination of the lease, (by expiry of time or by early termination of the lease in terms of this Agreement / the Lease Deed that n-lay be executed in pursuance of this Agreement) in the following manner:

6.1 The Rent payable by the Lessee to the Lessor shall be Rs.6,13,030/- (Rupees Six Lakhs Thirteen Thousand and Thirty only) per month for the Demised Premises, subject to deductions and additions as per Income Tax Act and Service Tax Act.


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6.2  The rent is calculated at the rate of Rs. 55/-(Rupees Fifty Five only) per square for 11, 146 square feet.

6.3 The rent shall be @ Rs.60/- (Rupees Sixty only) per sq.ft per month from the 37th month to 108th month from the Effective Date of Lease.

6.4 The Lessee shall pay the Rental amount to the Lessor on or before the 5th day of the following month reckoned according to English Calendar. If the 5th day falls on a holiday or weekend, the Rent is due on the previous working day. The Rent payable by the Lessee shall be made subject to statutory deductions there from in accordance with the provisions of the Income Tax Act, 1961 or any other amendments thereof from time to time. The obligation for the payment of Rent shall commence from one month ahead of the Effective Date of Lease, which will be paid @ Rs.40/-(Rupees Forty only) per sq.ft per month for 11146 Sq.ft and from the 3rd November 2005 @ Rs.55/- (Rupees Fifty Five only) per sq.ft. per month. However, the rent is payable by the lessee from 3rd November 2005, irrespective of the completion of the interior fit out of the demised premises.

6.5 The Lessee shall undertake to produce Form 16A under the Income Tax Act, 1961 or any other certificate as prescribed under the said Act, if applicable as per the said Act, for the Tax Deducted at Source (IDS) from the monthly Rent, for the lease period on completion of the every financial year (April to March).

7.   SECURITY DEPOSIT

During the subsistence of the lease, the Lessee shall maintain with the Lessor an interest free refundable Security Deposit ("Security Deposit") of a sum of Rs. 36, 78,180/- (Rupees Thirty Six Lakhs Seventy Eight Thousand One Hundred and Eighty only) being an amount equivalent to Six (6) months' Rent payable at the rate determined for the initial 3 (Three) year period reckoned from the Effective Date of Lease.

The Security Deposit shall be refunded without interest by the Lessor to the Lessee simultaneously at the time of the Lessee vacating and delivering possession of the Demised Premises to the Lessor upon expiry, termination or determination of the lease as envisaged herein, subject to Clause No: 16.9, in good tenable condition, reasonable wear and tear excluded, for immediate occupation subject to the Lessee's payment of Rent without any material default of such payments which Lessee has not cured within thirty (30) days written notice of such default from Lessor along with all accrued dues till that date.

The Lessee has paid a sum of Rs. 12,26,060/- (Rupees Twelve Lakhs Twenty Six Thousand and Sixty Only) towards advance Security Deposit, the receipt whereof is duly acknowledged by the Lessor.

The Lessee shall pay the balance towards the Security Deposit of Rs.24,52,150/- (Rupees Twenty Four Lakhs Fifty


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Two Thousand One Hundred and Fifty only) at the time of signing this agreement.

8.   COVENANTS, RIGHTS AND OBLIGATIONS OF THE LESSEE

8.1  Access to the Demised Premises

     The Lessee, its employees, clients, customers, invitees, suppliers, contractors and visitors of all kind whatsoever relating to the Lessee's business shall have free and unimpaired access to the Demised Premises at all times 24 hours a day, seven (7) days a week during the term of the lease.

8.2  Telephone, Fax, Internet, Cable Lines etc.

     The Lessee shall have the right to apply for, obtain and install as many telephone, fax, internet and / or cable lines and other equipments in the Demised Premises, as may be deemed necessary for its activities, at its own cost and after duly complying with all rules and regulations governing such installations. Provided that the Lessee shall obtain the prior permission of the Lessor, if such installations require structural changes to the Demised Premises or any other portion of the Demised Premises, including digging, laying pipes, wires or equipment of any kind whatsoever therein.

     This is in addition to the requirements as specified in the Furnishings to be provided to the Lessee by the Lessor as described in Clause 5.

8.3  Exclusive Rights of the Lessee

     The Lessee shall have the following exclusive rights during the tenure of the lease:

     (a) To enjoy the Demised Premises peacefully as a tenant, to use the entrances, staircases, corridors and passages, in the Demised Premises forming common areas for the purpose of ingress and egress to and from the Demised Premises;

     (b) To use the drive-way(s) for movement of its vehicles, subject to the rules and covenants provided for all owners / lessees / occupants of any portion of the premises by the Lessor; and

     (c) To enjoy the use of all common area services including the proposed eating areas and exercise facilities, subject to the similar rights of other owners / lessees / occupants.

8.4  Repairs

     The Lessee, at its own cost, shall attend to minor repairs of fuses, leakage of taps, and replacement of minor consumable parts and such other minor repairs, not involving any structural alteration of the Demised Premises.

     The Lessor shall be responsible for carrying out all requisite structural repairs (both interior and exterior) and non-minor repairs of the building (including common areas, exterior areas, set back areas, landscaped


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     areas and the Demised Premises) and maintain the exterior of the Demised
     Premises provided that where the Lessee has requested the Lessor in writing to carry out such repairs and the Lessor has not carried out such repairs within thirty (30) days of receipt of such notice then the Lessee shall be entitled to carry out such repairs and the cost of the repairs and supervision charges shall be reimbursed by the Lessor within thirty (30) days of submission of receipts by Lessee and/or set off against any rent payable by the Lessee to the Lessor.

     The Lessor shall maintain and keep the exteriors of the building, common areas, set back areas, landscaped areas in good order.

8.5  Use of the Demised Premises & Return of Possession

     (i) The Lessee shall use the Demised Premises only for their business operations, and the Car Parking and Two Wheeler Sp ices only for parking four wheeler / two wheeler vehicles.

     (ii) The Lessee shall comply with all the rules and regulations of the local authorities whatsoever in relation to the use of the Demised Premises for the purposes of carrying on its business operations therein.

     (iii) The Lessee shall not without the prior written consent of the Lessor make any structural alterations or additions to the space in the Demised Premises or remove there from any fixtures or fittings provided by the Lessor therein, if any. However, the Lessee may construct partitions, or such other temporary structures as the Lessee may deem necessary, or install any electrical equipment required for the Lessee's operations. The Lessee shall not do any act, which will cause or tend to cause any damage to the structure of the building. The Lessee shall obtain all requisite statutory permissions as may be applicable for installation and running of any of its equipment installed in the Demised Premises. The Lessor shall extend necessary assistance to the Lessee in securing such statutory permissions, if required, and the costs incurred therefore shall be borne by the Lessee. The Lessee shall indemnify and keep the Lessor harmless of any action or levies made by the local authorities for installation of its equipment. The Lessee shall remove all the structures and equipments built/installed by it and restore the Demised Premises to its original condition at the time of handing back possession to the Lessor, subject to normal wear and tear.

     (iv) The Lessee shall abide by all laws for the time being in force, apply for and keep up-to-date all requisite approvals as may be required to carry on its activities in the Demised Premises and follow all statutory requirements and shall indemnify and keep indemnified the Lessor against all actions, proceedings, suits, claims, demands, losses, damages, cost, charges and expenses incurred or suffered by the Lessor on account of any nonobservance or non-performance thereof by the Lessee.

     (v) The Lessee shall regularly pay the Rent reserved and Maintenance Charges at the time and in the manner as agreed upon.

     (vi) The Lessee shall not do or suffer to be done in the Demised Premises any act, deed, matter or thing that may cause nuisance or annoyance to the Lessor or the other occupiers of the premises.


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     (vii) The Lessor shall not be responsible or liable for any theft, loss or damage or destruction of any property of the Lessee lying in the Demised Premises, nor for any bodily injury to any person during the occupation of the Demised Premises from any cause whatsoever unless it is directly attributable to intentional or negligent conduct on part of the Lessor or their agents, employees etc.

     (viii) The Lessee shall subject to reasonable wear and tear, keep the Demised Premises in good repair and, upon the expiry or earlier determination of the lease, return the same to the Lessor in the same condition in which it was leased. Any damage caused to the Demised Premises other than those caused by normal wear and tear and damage by acts beyond the control of the Lessee viz., fire, flood, earthquake, riots, Acts of God, civil commotion etc., shall be repaired or rectified by the Lessee at its own costs within a period of thirty (30) days of the Lessor requiring the Lessee to do so, failing which the Lessor shall be entitled to carry out such rectification/replacement/repair at the costs and risks of the Lessee and recover the same from the Lessee by way of adjustment from the amount of Security Deposit refundable to the Lessee.

     (ix) The Lessee shall not in any manner carry out any unlawful, illegal or dangerous activity in the Demised Premises. The Lessee shall not store on the Demised Premises goods or merchandise, which are hazardous, combustible or dangerous. The Lessee shall not use the Demised Premises in such a way as to cause a health hazard.

     (x) The Lessee, shall forthwith on the expiry of the Lease or its earlier determination as per the terms thereof, hand over vacant and peaceful possession of the Demised Premises.

8.6  Sub-leasing/ Sub-letting the Premises

     The Lessee shall be entitled to sublet or assign the Lease of the Demised Premises with the prior written notice to the Lessor subject to the third paragraph of this Clause. In such an event, a new Lease Deed shall be executed to that effect.

     The Lessee shall not part with occupancy of the Demised Premises or create any charge over the same in any manner whatsoever.

     In the event of any change in the constitution of the Lessee, (whether by take over, merger or sale of Lessee to a third party) subject to the written notice of the Lessor.

8.7  Inspection of the Demised Premises

     The Lessee shall, upon 24 hours notice in writing from the Lessor, permit the Lessor, its agents or representatives to enter upon the Demised Premises at reasonable times and during normal business hours, for inspecting the state and condition of the Demised Premises or to carry out any repair or maintenance as may be required from time to time. The Lessor, its agents or representatives shall also have a right to enter the Demised Premises at any point of time to carry out any urgent repairs required to ensure the safety and security of the Demised Premises. It being understood between the Lessor and Lessee that the Lessee is engaged in handling highly confidential personal information, the above right of the Lessor to enter the


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     Demised Premises does not include the right to view or inspect documents, files or other data on the Demised Premises and the Lessor will not act in any manner to disclose or provide unauthorised access to such information.

9.   COVENANTS, RIGHTS AND OBLIGATIONS OF THE LESSOR

9.1  Title to the Premises

     The Lessor covenants that it has proper title to the Demised Premises, and good right, full power and absolute authority to grant to the Lessee the Demised Premises. The Lessor further covenants that it has not entered into any tenancy or lease in favour of any other person in respect of the Demised Premises. Lessor also covenants that the execution and implementation of this Lease Deed will not result in a breach or contravention of any provision of law in India or any contractual arrangements/agreements entered into by the Lessor.

9.2  Peaceful Possession

     The Lessee, on paying the Rent and Maintenance Charges in the manner herein provided and on observing and performing the covenants, conditions and stipulations herein contained, shall have unimpeded use, complete & peaceful enjoyment and occupation of the Demised Premises during the period of the lease, without any obstruction, interruption and/or disturbance whatsoever by the Lessor or any person or persons lawfully or equitably claiming by, from or under it.

9.3  Taxes & Outgoings

     The Lessor shall, during the term of the Lease, promptly pay up property and water tax (other than water consumption charges) to the Revenue/Municipal/Corporation and such other authorities concerned in connection with the Demised Premises and/or in connection with all or any amenity provided or to be provided to the Demised Premises. In the event that the Lessee is called upon to pay such taxes for any reason by the concerned authorities, the Lessee shall pay the same on behalf of the Lessor after providing to the Lessor thirty (30) days notice of such demand and adjust the same from the rents immediately payable by the Lessee.

9.4  Sale/Transfer of Demised Premises

     The Lessor specifically agrees and undertakes that in the event the Demised Premises are sold, transferred, mortgaged or conveyed to any third party by the Lessor, such transfer shall be expressly subject to the terms of this Lease and the Lessee shall continue to be in possession of the Demised Premises without any interruption or disturbance by the transferee and the lease (including any terms) shall in no way be affected, changed or modified without the Lessee's express written consent. The Lessor shall attorn this Lease to such transferee or transferees on the same terms and conditions as contained herein. The Lessor hereby agrees to furnish to the Lessee true copies of the agreements with purchasers / transferees acknowledging their agreement in this regard and in particular the provisions with regard to refund of Security Deposits to


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     the Lessee by the purchaser. The Lessor further agrees to bear all costs incurred towards attornment of this lease to the transferee / transferees including legal costs incurred towards re-drafting fresh lease deeds with the Lessee., assigning, alienating its rights in the Demised Premises, the Lessee shall attorn this Lease.

9.5  Damage to Demised Premises

     If the Demised Premises is damaged or destroyed due to fire or inevitable accident (not resulting from any act or omission of the Lessees) or Act of God which results in the Demised Premises becoming unusable for the Lessee's purposes then the Lessee shall not be liable to pay the rental specified herein until the Demised Premises are suitably repaired. On restoration, the Lessee will resume payment of the rentals and charges specified. In the alternative, the Lessee at its sole discretion may elect to terminate the lease without any penalties whatsoever stated herein and shall be entitled to a return of all Security Deposits made hereunder.

9.6  Other Obligations of the Lessor

     (a) The Lessor shall issue proper receipts for all payments made hereunder by the Lessee;

     (b) The Lessor shall provide and maintain operation of a separate fire exit, PFG and fire suppression system and fire fighting works in compliance with the applicable laws;

     (c) Elevators: The Lessor shall provide and maintain the operation of 4 elevators, each having the capacity of 10 passengers, at the cost of the Lessor for the usage of the Lessee and shall be operational twenty four
     (24) hours and seven (7) days a week.

     If for any reason all or some of the obligations of the Lessor are not fulfilled in spite of such non fulfilment being brought to the notice of the Lessor, the Lessor shall agree to allow the Lessee to fulfil those obligations and the cost of such obligations shall be reimbursed to the Lessee within thirty (30) days of submission of the receipts by Lessee and /or set off against any rent payable by the Lessee to the Lessor in subsequent months.

10.  ELECTRICITY, BACK UP POWER AND WATER SUPPLY

The Lessee shall during the term of the Lease Deed pay all actual electricity charges to the Tamil Nadu Electricity Board ("TNEB") relating to the Demised Premises. The Lessee shall not tamper or alter the Meter (s) / Meter Boxes. The Lessee shall be responsible to pay the penalties, if any, imposed by TNEB, during the subsistence of the lease due to non -payment of the consumption charges incurred by the Lessee.

The Lessee shall pay to TNEB, the necessary refundable deposits payable in respect of obtaining requisite amount of KVA HT power supply for the Demised Premises.

In the event of any additional requirement of power supply for the Lessee, the resultant additional deposit, to be


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made to TNEB, shall be borne by the Lessee. However, at the time of the Lessee vacating the Demised premises the Lessee can either surrender the connection to TNEB and take back the deposit or transfer the supply to the new tenant and recover the deposit amount, for which the Lessor shall enlist all its support and co-operation.

Uninterrupted Power

The Lessor undertakes to make arrangements to provide the Lessee with adequate and properly authorised three-phase mains uninterrupted electrical supply/ power load for their requirements of lighting, computers, other equipment and air-conditioning load etc. The above supply will be provided up to the Lessee's distribution board (which board shall also be provided by the Lessor) within the Demised Premises including the necessary copper cables, main switches, MCBs, ELCBs etc. All separately metered electricity charges in respect of electricity consumed in the Demised Premises will be paid by the Lessee on an actual basis to the TNEB when due without delay.

Back Up Power

In addition to the above the Lessor shall make arrangements to provide adequate KVA back up uninterrupted power supply as required by the Lessee, which shall be made available round the clock at the cost of the Lessor though Diesel Generators. The Lessee has to bear the running costs of the Diesel Generators such as cost of diesel etc. The Lessee has the right to inspect and test the Diesel Generators on a reasonable basis to provide certification to third parties that the same is in working order. The Lessee at their option and cost have the right to expand or enhance the KVA back up uninterrupted power supply provided by the Lessor.

Water Supply

The Lessor shall provide Water Supply of 6000 litres of water per day to the Demised Premises. Lessor will make arrangements to cater to additional needs at the request of the Lessee.

11.  PARKING FOR CARS

The Demised Premises is inclusive of car park areas reserved for the exclusive use of the Lessee. The parking space, not less than 11 car parking spaces is earmarked for the exclusive use of the Lessee in the plan annexed. The parking place or places shall bear a sign board suggesting the Lessee's exclusive right to use the same during the tenure of lease. Any reasonable requests for additional parking by the Lessee will be honored by the Lessor within the premises of the building or in a secure parking area.


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12.  PROVISION FOR AMENITIES

12.1 Upon the Lessee furnishing the lay out plan, specifications and all other details, the Lessor agrees to provide all the amenities in accordance with Annexure to the Demised Premises at its cost, subject to a maximum limit of Rs.900/- per square feet for 11,146 square feet.

12.2 Towers/Dish Antennae

     As the Lessee is carrying on software related business, the Lessee shall be authorised and permitted to apply for and obtain sanction and approvals from the authorities concerned to put up adequate number of towers/dish antennae on the terrace of the building complex, at such places as may be approved by the Lessor. The Lessor shall also obtain the consent in an appropriate manner, upon or prior to the execution of the Lease, from the other co-owners of the building complex to facilitate the Lessee in all respects to put up the required number of towers/dish antennae on the terrace area of the building complex on which the Demised Premises is situated. Any damage to property or injury to any person consequent to the putting up of such towers/dish antennae shall be the responsibility of the Lessee.

13.  MAINTENANCE

The Lessee shall enter into a Maintenance Agreement with the person of its choice in concurrence with the Lessor to maintain and repair the amenities, fixtures and fittings in the Demised Premises set out in the Annexures herewith during the term of the lease.

The Lessee agrees to pay the general maintenance in respect of common area of building complex at the rate of Rs. 3 per square feet per month for the first three years and then on it will be as per the terms to be mutually agreed up on with the maintenance agency. The charges shall include the annual maintenance costs for the air conditioners and the generator functioning for the Demised Premises.

14.  TERMINATION / EXPIRY OF LEASE

14.1 The tenancy envisaged herein shall be terminable solely in accordance with the terms and conditions contained under this Agreement and in no other manner.

14.2 The lease envisaged under this Agreement cannot be terminated by the Lessee before expiry of the Lock-in period for any reason whatsoever other than a material breach committed by the Lessor. In case the Lessor commits a material breach, the Lessee shall issue a notice in writing seeking curing of the breach to the extent practically feasible. In the event, the Lessor does not rectify the breach so intimated by the Lessee within thirty (30) days of receipt of such notice from the Lessee, thereafter, the Lessee shall be entitled to terminate the lease forthwith and claim refund of the Security Deposit.


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14.3 If the whole or any portion of the Demised Premises shall, at any time, be destroyed or damaged by a Force Majeure event, so as to be rendered inaccessible or uninhabitable, the Parties may mutually terminate the lease of the Demised Premises with immediate effect, without any cost or liability. In the event the Lessee opts to continue the lease and is in possession and enjoyment of only part of the Demised Premises, the Lessee shall pay proportionate Rent for that part which is still in usable condition, until such time as the Lessor shall have put the Demised Premises fully in usable condition.

14.4 Upon termination of the lease of the Demised Premises under this Agreement, the Lessor shall refund to the Lessee any unadjusted monies refundable by the Lessor to the Lessee in respect of the Demised Premises, and simultaneously, the Lessee shall hand over physical vacant possession of the Demised Premises to the Lessor in good condition, subject to normal wear and tear. Thereupon, the Lessor and Lessee shall be released from all obligations and liabilities to the other occurring or arising after the date of such termination, provided that no such termination will relieve either Party from any liability arising from any breach of this Agreement occurring prior to termination. Any provision of this Agreement or the Lease Deed that may be executed pursuant to this Agreement, which is expressly or by implication to continue in force after termination, shall continue in full force and effect.

14.5 In the event that the Lessee fails or neglects to pay the monthly rental and amenities charges as specified herein for two (2) consecutive months, and provided that Lessor is not otherwise in material default of any of its obligations under this Agreement, upon thirty (30) days written notice to the Lessee by the Lessor, the Lessor shall have the right to terminate this Lease if such default is not cured by the Lessee within such thirty (30) days period.

14.6 If the Lessee commits a material breach of any of the terms of this Agreement and upon thirty (30) days written notice to the Lessee by the Lessor, the Lessor shall have the right, if such default is not cured by Lessee within such period, to (i) terminate the lease and (ii) forfeit the Security Deposit along with the compensation as detailed in clause 16.9 and evict the lessee from the demised premises.

14.7 The Lessee shall, subject to receipt by it of the Security Deposit after deducting of such sums as are due and payable by the Lessee, deliver to the Lessor, on the expiry of the lease and subsequent renewals, vacate and hand over the Demised Premises, in reasonable tenable condition, normal wear and tear excluded.

14.8 Notwithstanding anything contained herein the lease shall stand terminated on the happening of any one of the following;

     i) When the Lessee is under the control of provisional Liquidator appointed by the Court.


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

     ii) When a court receiver or Debt Recovery Tribunal receiver is appointed in respect of the Lessee.

14.9 The Lessor and Lessee agree that the Lessor has spent (or will spend under the terms hereof) a large sum of money for doing the interior as per the requirement of the Lessee and as per the lease term of thirty six months
     (36) months Lock in period. Lessee has the right upon ninety (90) days written notice to terminate the lease but in the unforeseen event that the Lessee does so terminate the lease within the Lock in period, the following amounts will be due from the Lessee to the Lessor:


Compensation Amount if the Lease is terminated
   before 12 months                              Rs.36,78,180
Compensation Amount if the Lease is terminated
   between 13th month and 24th month             Rs.22,29,200
Compensation Amount if the Lease
   is terminated between 25th month but within
   36th month                                    Rs,11,14,600

The above compensation will be paid by the Lessee to the Lessor over and above the security deposit, already paid to the Lessor.

15.  NOTICE

Any notice or other information / document required or authorised by this Agreement to be given shall be given in writing, in English and by sending it by a recognized courier or by registered post and facsimile or e mail.

Any notice or information given by post/ courier in the manner provided hereinabove which is not returned to the sender as undelivered shall be deemed to have been given on the third day after the envelope containing any such notice or information was properly addressed, pre-paid, and couriered/posted, and that it has not been returned to the sender, shall be sufficient evidence that the notice or information has been duly given.

The address and other details of the Parties for the purpose of communication, unless otherwise notified in writing to the other party shall be the address referred to first above.

16.  AMENDMENTS

This Agreement and the subsequent Lease Deed may be varied or amended only by mutual agreement, in writing and under the signature of duly authorized representatives of each of the parties herein.


                                    13 of 17

17.  AUTHORISATION

The signatories to this Agreement personally covenant, that they are each duly entitled and/or authorized to execute and enter into such Agreement.

18.  REGISTRATION OF DOCUMENTS

The stamp duty and registration fees and all other expenses in connection with the execution and registration of the Lease Deed to be entered in to shall be borne by the Lessee. The Lease Deed shall be executed and registered on a date that may be mutually agreed between the parties. The Parties covenant to extend full co-operation in having the Lease Deed registered and in completing all the formalities connected with the Registration thereof.

This Agreement shall be duly stamped and the cost of such stamping shall be borne by the Lessee.

19.  INSURANCE

The Lessor shall, at its own cost, provide for insurance cover for the Demised Premises in the form as is normally provided for comparable buildings in the market for the full replacement value of the Demised Premises and the surrounding infrastructure provided by the Lessor.

The Lessee shall, at its own cost, secure adequate insurance cover for any probable losses to its business operations, fit outs and improvement carried out to the Demised Premises by the Lessee and its employees, visitors and licences for any reason whatsoever during the subsistence of the lease or any renewed term/s thereof.

The Lessor shall in the event of any damage or destruction, claim and recover all amounts due under the concerned policy or policies and utilize the same, at the sole option of the Lessor and reinstate the Demised Premises or replace any fixtures, fittings or appliances therein.

20.  FORCE MAJEURE

If the performance by either Party, of any of its obligations under this Agreement / the Lease Deed that may be executed pursuant thereto is prevented, restricted or interfered with by reason of, fire, accident, strike, war or other violence, any law, or regulation of any government, or any act or condition whatsoever beyond the reasonable control of such Party (each such event shall be called a "Force Majeure" event), then such Party shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that such Party shall give prompt notice thin a period of thirty (30) days from the date of the Force Majeure occurrence and providing a description to the other Party of such Force Majeure in such notice, including a description, in reasonable specificity, of the cause of the Force Majeure; and provided further that such party shall use reasonable


                                    14 of 17
efforts to avoid or remove such cause of non-performance and shall continue performance hereunder whenever such are removed.

21.  INDEMNITY

The Lessor undertakes to indemnify, and hold the Lessee harmless and indemnified against all claims, liabilities, damages, costs, loss and expenses (including any attorney fees and costs incurred by Lessee) that may be incurred by the Lessee on any account of any action taken (whether by way of intentional commission or negligent omission on the part of the Lessor) or those that may be taken by any authority against the Lessor for any breach or violation of this Agreement or breach, violation or failure to comply with all any or the enactments, rules and circulars, notifications that are in force or those that may come into force at any time during the subsistence of this Agreement or the subsequent Lease Deed.

22.  DISPUTE RESOLUTION

Except as otherwise specifically provided in this Agreement or the Lease Deed that may be executed pursuant to this Agreement, the following provisions apply if any dispute or difference arises between the Parties arising out of or relating to the lease of the Demised Premises (the 'Dispute').

22.1 A Dispute will be deemed to arise when one Party serves on the other Party a notice stating the nature of the Dispute (a 'Notice of Dispute').

22.2 The Parties hereto agree that they will use all reasonable efforts to resolve between themselves, any Disputes through negotiations.

22.3 Any Disputes and differences whatsoever arising under or in connection with this Agreement which could not be settled by Parties through negotiations, after the period of thirty (30) business days from the service of the Notice of Dispute, shall be finally settled by arbitration in accordance with the Arbitration and Conciliation Act, 1996 and:


                                    15 of 17

     a) All proceedings shall be conducted in English and a daily transcript in English shall be prepared;

     b) There shall be three (3) arbitrators, one to be selected by Lessor, one to be selected by Lessee and the third to be selected by the two arbitrators appointed by Lessor and Lessee, who shall serve as Chairman of the Arbitration Panel;

     c)   The venue of arbitration shall be in Chennai, India;

     The order of such arbitral tribunal shall be final and binding on both Parties.

23.  MISCELLANEOUS

This Agreement has been executed in duplicate one copy to each of the Parties. Each copy shall be considered as original.

Neither Party shall, without obtaining prior written consent from the other Party, make an announcement, or publicise in any manner, the contents of this Agreement, the transaction contemplated hereunder or any other matter related hereto.

The headings under in this Lease are for convenience only and do not constitute matters to be construed in interpreting this Lease.

This Agreement may not be amended or otherwise altered except pursuant to an instrument in writing signed by each of the Parties hereto. This Agreement shall be binding upon and inure to the benefit of the respective successors, legal representatives and permitted assigns of the Parties, provided that no party shall assign any of its rights or delegate any obligations hereunder without the prior written consent of the other, and any attempted assignment or delegation without consent shall be null and void.

Any provision of this Agreement, which is held to be invalid or unenforceable for any reason, shall be ineffective to the extent of such invalidity or unenforceability only, without affecting in any way the remaining provisions hereof.

Subject to the terms and conditions of this Agreement, each of the Parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary to fulfill its obligations under this Agreement.

                                    SCHEDULE

11146 Sq.ft. built up area (including share in the common areas) in the 5th floor of the building named "DOWLATH


                                    16 of 17

TOWERS" along with the proportionate undivided share of land in the property comprised in R.S. Nos.154/28, 154/127 & 154/130, Block No: 13, Egmore
Nungambakkam Taluk, situated at New No. 57, 59, 61 & 63, (Old No. 23, 24, 25 &
26) Taylors Road, Kilpauk, Chennai - 600 010, land measuring about 14 grounds and 2,164 sq.ft and bounded on the:

NORTH BY   Property Comprised in R.S.No 154/2 & 154/15

SOUTH BY   Carriage Drive leading to Bungalow New No 65,(Old No. 27) owned by
           Mr. Thanigaipathi

EAST BY    Land & ANNEXE BUTT TANG New No 65, (Old No 27) owned by Mr.
           Thanigaipathi

WEST BY    Taylors Road

Situated within the Sub-Registration District of Periamet, in the Registration District of ChennaiCentral.

IN WITNESS WHEREOF the Lessor and the Lessee have affixed their signatures to this Agreement to Lease on the day, month and year first above mentioned in the presence of the following witnesses:


Illegible                               Illegible
------------------------------------    ----------------------------------------
Signed for and on behalf of Signed      Signed for and on behalf of Signed for
for and on behalf of Lessor             and on behalf of Lessee

Witnesses:                              Athena Net India Pvt. Ltd.


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